UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2012
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2012, Fuel Systems Solutions, Inc. (the "Company") announced that Matthew Beale has resigned from his position as Co-President and Head of IMPCO Operations, effective June 30, 2012.

In connection with his resignation from employment with the Company, Mr. Beale entered into a Separation Agreement and General Release (the "Agreement") with the Company. Under the Agreement, Mr. Beale is entitled to a severance payment of $100,000 payable by July 10, 2012; a second severance payment of $100,000 payable in January 2013, subject to possible acceleration; consulting payments of $10,000 per months for twenty-four months commencing in July 2012; as well as outplacement services, or in lieu thereof, a payment of $40,000.

On June 27, 2012, the Company also announced that, effective June 30, 2012, in connection with its implementation of an updated management structure, Mariano Costamagna, the Company's Chief Executive Officer, will assume the additional title of President, and Roberto Olivo, formerly Co-President and Head of BRC Operations, will now serve as the Company's Operations & Supply Executive Director.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

10.1 Separation Agreement and General Release between Matthew Beale and Fuel Systems Solutions, Inc.

99.1 Press Release, dated June 27, 2012, announcing update to management structure and changes in management team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: June 28, 2012	By: /s/ Pietro Bersani__________ Pietro Bersani Chief Financial Officer